SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

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Date of Report: September 30, 2006

Emerge Capital Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	02-28606	22-3387630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

109 North Post Oak Lane, Houston, Texas	77024
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(713) 621-2737

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 30, 2006, Emerge Capital Corp. (the “Registrant”) entered into that certain Purchase Agreement (the “Agreement”) with Kipling Holdings, Inc. (the “Company”) and Timothy J. Connolly, an individual (the “Selling Shareholder”, and together with the Registrant and the Company, the “Parties”) and immediately prior to the Agreement, owner of one hundred percent (100%) of the total issued and outstanding capital stock of the Company (the “Shares”). Pursuant to the Agreement, the Registrant purchased from the Selling Shareholder, and the Selling Shareholder sold to the Registrant, the Shares in exchange for (a) the assumption by the Registrant of all of the liabilities of the Company, (b) the Registrant expanding those certain Existing Anti-Dilution Rights (as such term is defined in the Agreement) held by the Selling Shareholder in the Registrant’s Series B convertible preferred stock (the “Series B Preferred”) post closing and (c) a nominal cash amount equal to the direct costs incurred by the Selling Shareholder in connection with the Agreement. Mr. Connolly serves as CEO of the Registrant and therefore (i) the Registrant obtained a third party appraisal of the Company which valued the required asset at Two Million Two Hundred Fifty Thousand Dollars ($2,250,000) more than the liabilities assumed and (ii) the Registrant's other (disinterested) Board member and CFO reviewed and approved this affiliate transaction. Mr. Connolly received no profit from this affiliate transaction. The Agreement had been subject to the written consent of Highgate House Funds, Ltd. (“Highgate”), which the Company and Highgate reduced to writing effective as of September 30, 2006.

In connection with the expansion of the Existing Anti-Dilution Rights, the (a) Selling Shareholder originally had been obligated to, within five (5) business days following the execution of the Agreement, relinquish all Existing Anti-Dilution Rights by delivering those shares to the Registrant of Series B Preferred held by the Selling Shareholder and the Selling Shareholder’s spouse and (b) Registrant originally had been obligated to file with the Secretary of State of the State of Delaware, within five (5) days following the execution of the Agreement, a Certificate of Designation of Series D convertible preferred stock (the “Series D Preferred”), which such shares of Series D Preferred will have substantially the same powers, designations, preferences and relative, participating, optional and other special rights as the Series B Preferred except that holders of Series D Preferred (including the Selling Shareholder) will receive those Additional Anti-Dilution Rights (as such term is defined in the Agreement) set forth therein. However, on October 5, 2006, the Parties entered into that certain First Amendment to Purchase Agreement whereby the Parties agreed to extend the time in which (y) the Selling Shareholder shall relinquish all Existing Anti-Dilution Rights and (z) the Registrant shall file the Certificate of Designation with the State of Delaware from five (5) days to fifteen (15) business days.

Item 3.02. Unregistered Sale of Equity Securities.

See Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibit No. Description:

Exhibit	Description	Location
Exhibit 10.1	Purchase Agreement, dated as of September 30, 2006, by and among Emerge Capital Corp., Kipling Holdings, Inc. and Timothy J. Connolly, an individual.	Provided herewith
Exhibit 10.2	First Amendment to Purchase Agreement, dated October 5, 2006, by and among Emerge Capital Corp., Kipling Holdings, Inc. and Timothy J. Connolly, an individual.	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2006	EMERGE CAPITAL CORP.

By: /s/ Timothy J. Connolly
Name: Timothy J. Connolly
Its: Chief Executive Officer